Exhibit 10.5

TAILORED BRANDS

EXECUTIVE SEVERANCE PLAN

Effective as of September 22, 2022

Article I
INTRODUCTION AND ESTABLISHMENT OF PLAN

The Committee hereby adopts, as of the Effective Date, the Tailored Brands Executive Severance Plan (the “Plan”). The Plan is intended to offer severance benefits to Participants in the event of certain terminations of employment from the Employer. The Plan, as a “severance pay arrangement” within the meaning of Section 3(2)(B)(i) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), is intended to be, and will be administered and maintained as, an unfunded welfare benefit plan under Section 3(1) of ERISA maintained primarily for the purpose of providing benefits for a select group of management or highly compensated employees (a “top hat” plan).

Article II
DEFINITIONS

As used herein, the following words and phrases will have the following respective meanings unless the context clearly indicates otherwise.

2.1 Affiliate. Any entity that directly or indirectly controls, is controlled by, or is under common control with, the Company.

2.2 Base Salary. A Participant’s base salary (exclusive, among other things, of bonuses and special allowances or payments), as in effect immediately prior to the Participant’s Termination Date.

2.3 Board. The Board of Directors of the Company.

2.4 Cause. For purposes of the Plan, an Employer will have “Cause” to terminate a Participant’s employment by reason of any of the following:

(a) the Participant’s conviction of, or plea of nolo contendere to, any felony or any crime or offense causing substantial harm to any of the Company or its Affiliates (whether or not for personal gain) or involving acts of theft, fraud, embezzlement, moral turpitude or similar conduct;

(b) the Participant’s willful failure to perform the Participant’s material job functions that continues after written notice from the Employer; or

(c) the Participant’s willful and material breach of the Employer’s then current Code of Ethics and Business Conduct, and any other written policy referenced therein that causes material and demonstrable injury to the Company or any of its Affiliates.

2.5 Code. The Internal Revenue Code of 1986, as amended from time to time.

2.6 Committee. The Compensation and Organizational Development Committee of the Board.

2.7 Company. Tailored Brands, Inc.

2.8 Effective Date. September 22, 2022.

2.9 Eligible Employee. Each full-time, regular Employee holding the position of: (a) Executive Vice President; (b) Senior Vice President; (c) Vice President; or (d) Zone Vice President.

2.10 Employee. A person employed by an Employer in the United States.

2.11 Employer. The Company and each Affiliate which the Committee shall from time to time designate as an Employer for purpose of the Plan. A list of Employers is set forth in the attached Exhibit A.

2.12 ERISA. The term “ERISA” has the meaning set forth in the Introduction.

2.13 Good Reason. The term “Good Reason” means any of the following to which the Participant does not consent in writing:

(a) a material reduction in the Participant’s Base Salary, other than a reduction in Base Salary that is consistent with reductions in Base Salary for other senior executives of the Company or any of its Affiliates and that does not continue for more than 90 days;

(b) any material reduction in the Participant’s title, duties or responsibilities; or

(c) relocation of the Participant’s primary place of employment to a location more than 50 miles from the Participant’s then current place of employment.

To constitute Good Reason: (i) the Participant must give the Employer written notice identifying the grounds for the Participant’s resignation within 30 days from the occurrence of such grounds, and (ii) the Employer must fail to cure such grounds within 15 days from the day such notice is given. In order for a termination to be for “Good Reason,” the Employer must fail to remedy the alleged grounds for resignation within the cure period, and the Participant must actually terminate employment with the Company and its Affiliates within 90 days after the expiration of the cure period.

2.14 Job Elimination. The elimination of an employment position due to duplicate or unnecessary positions or to reduce or restructure the size of the workforce.

2.15 Offer of Employment. In the case of a Participant who experiences a Job Elimination, the receipt of any job offer from the Company or an Affiliate as part of the restructuring program or otherwise which meets the following conditions: (a) the Participant’s current position is being eliminated and the Participant is being offered an alternative position; (b) the Base Salary for the alternative position is substantially similar to or greater than the Base Salary for the Participant’s previous position with the Employer as of the Participant’s Job Elimination; and (c) the employment location of the alternative position does not require significant relocation of the Participant’s residence.

2.16 Participant. An Eligible Employee who meets the requirements to participate under Article III.

2.17 Plan. The term “Plan” has the meaning set forth in the Introduction.

2.18 Plan Administrator. The named fiduciary of the Plan as described in Section 7.1.

2.19 Qualifying Termination. A termination of a Participant’s employment with the Employer on or after the Effective Date for any of the following reasons: (a) a termination by the Employer without Cause; (b) a Job Elimination without a corresponding Offer of Employment; or (c) a resignation by the Participant for Good Reason; provided that, in each case, such termination constitutes a Separation from Service. For the avoidance of doubt, the following terminations are not Qualifying Terminations: (i) the Participant’s employment is terminated for Cause; (ii) the Participant’s employment is terminated on account of the Participant’s disability or death; or (iii) the Participant voluntarily quits or retires other than for Good Reason.

2.20 Release. A general release of claims, substantially in the form attached to the Plan as Exhibit B, with such changes as the Company may determine to be required or reasonably advisable in order to make such release enforceable and otherwise compliant with applicable law.

2.21 Separation from Service. A Participant’s termination of employment with an Employer, provided that such termination constitutes a “separation from service” within the meaning ascribed to such term under Code Section 409A.

2.22 Severance Benefits. The benefits described in Section 4.2 that are provided to qualifying Participants under the Plan.

2.23 Termination Date. The date as of which a Participant incurs a Separation from Service.

2.24 Years of Service. “Years of Service” means the period of time, measured in completed whole 12 month periods beginning on the Participant’s date of hire and ending on the date of the Participant’s Qualifying Termination.

Article III
PARTICIPATION

3.1 Participation. An Eligible Employee shall become a Participant on the later of the Effective Date or 90 days following the Participant’s first day of employment with the Company or any of its Affiliates. Notwithstanding a Participant’s participation in the Plan, the Participant’s employment shall continue to be “at will,” as defined under applicable law.

Article IV
SEVERANCE BENEFITS

4.1 Eligibility for Severance Benefits. A Participant will be eligible to receive Severance Benefits under the Plan if: (a) the Participant incurs a Qualifying Termination; (b) the Participant returns to the Employer an executed Release within 45 days following the Participant’s Termination Date; (c) the Participant does not timely revoke the Release; and (d) the Release becomes effective and irrevocable in accordance with its terms on or before the 60th day following the Participant’s Termination Date. Notwithstanding anything to the contrary contained herein, as a condition of participating in this Plan, each Participant acknowledges and agrees that the Participant will not be eligible for severance benefits under any other plans, programs or arrangements; provided, however, that if a Participant is entitled to greater severance benefits as a result of a Qualifying Termination under an employment agreement or offer letter, the Participant will be entitled to the severance benefits under such employment agreement or offer letter instead of this Plan, provided that the payment of such severance benefits complies with applicable law.

4.2 Severance Benefits. A Participant entitled to Severance Benefits under Section 4.1 will be entitled to continuation of the Participant’s Base Salary in installments over the applicable period set forth below in accordance with the Employer’s regular payroll practices:

(a) For an Executive Vice President, continuation of the Participant’s Base Salary for a period of one year following the Participant’s Termination Date;

(b) For a Senior Vice President, continuation of the Participant’s Base Salary for a number of weeks following the Participant’s Termination Date equal to (i) the Participant’s number of Years of Service, multiplied by (ii) two; provided, that, notwithstanding the calculation described herein, such continuation period shall be for a period of at least 26 weeks and for a period of no more than 52 weeks; and

(c) For a Vice President or Zone Vice President, continuation of the Participant’s Base Salary for a number of weeks following the Participant’s Termination Date equal to (i) the Participant’s number of Years of Service, multiplied by (ii) two; provided, that, notwithstanding the calculation described herein, such continuation period shall be for a period of at least 16 weeks and for a period of no more than 52 weeks.

Any Severance Benefits payable pursuant to this Section 4.2 will commence to be paid on the first payroll date following the 60th day following the Participant’s Termination Date; provided that the Release has become effective and irrevocable in accordance with its terms by the 60th day following such Termination Date, and further provided that any installment payment that would have been made in such 60 day period shall be made on a “catch up” basis on such first payroll date following the 60th day following the Termination Date. Notwithstanding the foregoing, if the Participant has not timely returned the Release, or subsequently revokes the Release, the Participant will forfeit all Severance Benefits.

4.3 Withholding; Tax Year. The Company or any of its Affiliates, as applicable, may withhold and deduct from any payments made or to be made pursuant to the Plan all federal, state, local and other taxes as may be required pursuant to any law or governmental regulation or ruling. If a payment under any provision of the Plan is payable during a period that includes more than one taxable year, a Participant shall have no right to specify the taxable year during which such payment shall be made.

4.4 Other Benefits. The Participant will be entitled to any other amounts or benefits provided under any plan, policy, practice, program, contract or arrangement of or provided by the Company or any of its Affiliates, including any equity-based compensation arrangement, subject to, and in accordance with, the terms and conditions thereof.

Article V
SUCCESSOR TO COMPANY

The Plan will bind any successor of the Company, its assets or its businesses (whether direct or indirect, by purchase, merger, consolidation or otherwise), in the same manner and to the same extent that the Company would be obligated under the Plan if no succession had taken place.

In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by the Plan, the Company will require such successor expressly and unconditionally to assume and agree to perform the Company’s obligations under the Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The term “Company,” as used in the Plan, will mean the Company as hereinbefore defined and any successor or assignee to the business or assets which by reason hereof becomes bound by the Plan.

Article VI
AMENDMENT AND TERMINATION

While the Company expects and intends to continue the Plan, the Board or the Committee may amend or terminate the Plan at any time and for any reason in the Company’s sole discretion.

Article VII
PLAN ADMINISTRATION

7.1 Named Fiduciary; Administration. A committee composed of the Company’s Chief Financial Officer, Chief Human Resources Officer, and General Counsel is the named fiduciary of the Plan and will be the Plan Administrator. Any Participant who is a Plan Administrator will recuse himself or herself from consideration of the application of the Plan or any of its provisions to the Participant; provided that, if all Participants who are Plan Administrators must recuse themselves, the Committee will review and determine the applicable claims for benefits under the Plan. The Plan Administrator will have full and complete discretionary authority to administer, to construe, and to interpret the Plan, to decide all questions of eligibility, to determine the amount, manner and time of payment, and to make all other determinations deemed necessary or advisable for the Plan. In addition, the Plan Administrator will review and determine all claims for benefits under the Plan.

7.2 Claims Procedure.

(a) If a Participant or the Participant’s authorized representative (referred to in this Article VII as a “claimant”) makes a written request alleging a right to receive benefits under the Plan or alleging a right to receive an adjustment in benefits being paid under the Plan, the Company will treat it as a claim for benefits.

(b) All claims and inquiries concerning benefits under the Plan must be submitted to the Plan Administrator in writing and be addressed as follows:

Plan Administrator

Tailored Brands Executive Severance Plan
Attn: EVP & Chief Human Resources Officer
6100 Stevenson Blvd.
Fremont, CA 94538

The Plan Administrator will initially deny or approve all claims for benefits under the Plan. The claimant may submit written comments, documents, records or any other information relating to the claim. Furthermore, the claimant will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits.

(c) Claims Denial. If any claim for benefits is denied in whole or in part, the Plan Administrator will notify the claimant in writing of such denial and will advise the claimant of the claimant’s right to a review thereof. Such written notice will set forth, in a manner calculated to be understood by the claimant, specific reasons for such denial, specific references to the Plan provisions on which such denial is based, a description of any information or material necessary for the claimant to perfect the claimant’s claim, an explanation of why such material is necessary and an explanation of the Plan’s review procedure, and the time limits applicable to such procedures. Furthermore, the notification will include a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review. Such written notice will be given to the claimant within a reasonable period of time, but not to exceed 30 days, after the claim is received by the Plan Administrator.

(d) Appeals. Any claimant whose claim for benefits is denied in whole or in part may appeal, or the claimant’s duly authorized representative may appeal on the claimant’s behalf, such denial by submitting to the Appeals Committee a request for a review of the claim within 60 days after receiving written notice of such denial from the Plan Administrator. The Appeals Committee will be comprised of at least three individuals who serve as officers or managers of the Company. The Appeals Committee will give the claimant upon request, and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim of the claimant, in preparing the claimant’s request for review. The request for review must be in writing and be addressed as follows:

Appeals Committee

Tailored Brands Executive Severance Plan
Attn: EVP & Chief Human Resources Officer
6100 Stevenson Blvd.
Fremont, CA 94538

The request for review will set forth all of the grounds upon which it is based, all facts in support thereof, and any other matters which the claimant deems pertinent. The Appeals Committee may require the claimant to submit such additional facts, documents, or other materials as the Appeals Committee may deem necessary or appropriate in making its review.

(e) Review of Appeals. The Appeals Committee will act upon each request for review within 30 days after receipt thereof. The review on appeal will consider all comments, documents, records and other information submitted by the claimant relating to the claim without regard to whether this information was submitted or considered in the initial benefit determination. The Appeals Committee will have full and complete discretionary authority, in its review of any claims denied by the Plan Administrator, to administer, to construe, and to interpret the Plan, to decide all questions of eligibility, to determine the amount, manner and time of payment, and to make all other determinations deemed necessary or advisable for the Plan.

(f) Decision on Appeals. The Appeals Committee will give written notice of its decision to the claimant. If the Appeals Committee confirms the denial of the application for benefits in whole or in part, such notice will set forth, in a manner calculated to be understood by the claimant, the specific reasons for such denial, and specific references to the Plan provisions on which the decision is based. The notice will also contain a statement that the claimant is entitled to receive upon request, and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits. The notice will also contain a statement of the claimant’s right to bring an action under ERISA Section 502(a). If the Appeals Committee has not rendered a decision on a request for review within 30 days after receipt of the request for review, the claimant’s claim will be deemed to have been approved. The Appeals Committee’s decision will be final and not subject to further review within the Company. There are no voluntary appeals procedures after review by the Appeals Committee.

(g) Determination of Time Periods. If the day on which any of the foregoing time periods is to end is a Saturday, Sunday or holiday recognized by the Company, the period will extend until the next following business day.

7.3 Exhaustion of Administrative Remedies. Completion of the claims and appeals procedures described in Section 7.2 of the Plan will be a condition precedent to the commencement of any legal or equitable action in connection with a claim for benefits under the Plan by a claimant; provided, however, that the Appeals Committee may, in its sole discretion, waive compliance with such claims procedures as a condition precedent to any such action.

Article VIII
MISCELLANEOUS

8.1 Employment Status. The Plan does not constitute a contract of employment or impose on the Participant or any Employer any obligation for the Participant to remain an employee or change the status of the Participant’s employment or the policies of the Employer regarding termination of employment.

8.2 Unfunded Plan Status. All payments pursuant to the Plan will be made from the general funds of the Company and its Affiliates, as applicable, and no special or separate fund will be established or other segregation of assets made to assure payment. No Participant or other person will have under any circumstances any interest in any particular property or assets of the Company or any of its Affiliates as a result of participating in the Plan. Notwithstanding the foregoing, the Company may (but will not be obligated to) create one or more grantor trusts, the assets of which are subject to the claims of the Company’s creditors, to assist it in accumulating funds to pay the Company’s and its Affiliates’ obligations under the Plan.

8.3 Validity and Severability. The invalidity or unenforceability of any provision of the Plan will not affect the validity or enforceability of any other provision of the Plan, which will remain in full force and effect, and any prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

8.4 Anti-Alienation of Benefits. No amount to be paid hereunder will be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or the Participant’s beneficiary.

8.5 Governing Law. The validity, interpretation, construction and performance of the Plan will in all respects be governed by the laws of California, without reference to principles of conflicts of law, except to the extent pre-empted by Federal law.

8.6 Code Section 409A.

(a) The intent of the Company, its Affiliates and the Participants is that payments under the Plan comply with or be exempt from Code Section 409A and the regulations and guidance promulgated thereunder and, accordingly, to the maximum extent permitted, the Plan will be interpreted to be in compliance therewith or exempt therefrom. In no event whatsoever will the Company or any of its Affiliates be liable for any additional tax, interest or penalty that may be imposed on a Participant under Code Section 409A or damages for failing to comply with Code Section 409A.

(b) For purposes of Code Section 409A, a Participant’s right to receive any installment payment pursuant to the Plan will be treated as a right to receive a series of separate and distinct payments. Whenever a payment under the Plan specifies a payment period with reference to a number of days, the actual date of payment within the specified period will be determined solely by the Employer.

IN WITNESS WHEREOF, this Plan has been adopted by the Committee to be effective as of the Effective Date.

TAILORED BRANDS, INC.

By:	/s/ M. Shane Smith
M. Shane Smith
EVP & Chief Human Resources Officer

Date: September 22, 2022

EXHIBIT A - EMPLOYERS

Tailored Brands, Inc. and each of its Subsidiaries. [For purposes of this Exhibit A, “Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity].

EXHIBIT B - RELEASE

CONFIDENTIAL SEPARATION AND RELEASE AGREEMENT

This Confidential Separation and Release Agreement (the “Agreement”) is entered into by and between {Employee Name} (referred to herein with the pronouns “I,” “me,” and “my”) and {Company Name} (the “Company”).

WHEREAS, I am a participant in the Tailored Brands Severance Plan (the “Severance Plan”);

WHEREAS, I acknowledge that I have been separated from my employment, such separation is a Qualifying Termination (as defined in the Severance Plan), and my employment with the Company has terminated effective {Termination Date} (“termination date”); and

WHEREAS, this Agreement is the Release referred to in the Severance Plan.

NOW, THEREFORE, in consideration for the mutual covenants and promises contained in this Agreement, the Company and I agree as follows:

1. Severance Benefits. Even though I acknowledge, understand, and agree that I am not otherwise entitled to any payment of any kind, in exchange for my agreement and willingness to be bound to the terms set forth in this Agreement, the Company will, subject to the terms and conditions of the Severance Plan, pay me Severance Benefits in the amount of $[_________]. The Severance Benefits will be paid in accordance with the terms and conditions of the Severance Plan. I understand and agree that any monies owed to the Company by me will be deducted from my Severance Benefits, and I hereby expressly authorize the right of the Company to make any such deductions.

If I am employed in ILLINOIS, I further acknowledge, understand, and agree that the Severance Benefits are valid, bargained for consideration in exchange for my promises in this Agreement, including, in accordance with the Illinois Workplace Transparency Act, the confidentiality provision in Paragraph 4 of this Agreement.

-- OR --

If I am employed in ILLINOIS, I further acknowledge, understand, and agree that {number of weeks (#)} weeks of severance pay is expressly allocated as valid, bargained for consideration in exchange for the confidentiality provision in Paragraph 4 of this Agreement in accordance with the Illinois Workplace Transparency Act.

I understand that my entitlement to the Severance Benefits is subject to and contingent upon my timely execution and delivery to the Company of this Agreement.

2. Release of all Claims. In return for the Severance Benefits set forth in Paragraph 1 of this Agreement, I release the Company, its parent companies, subsidiaries, and affiliates and all of their respective officers, directors, employees, insurers, and agents (the “Released Parties”) from any and all claims, arising on or before the date of execution of this Agreement, whether known or unknown, foreseen or unforeseen, asserted or unasserted, including, but not limited to, those claims asserted or that could have been asserted arising from or in any way related to my employment with and/or separation from the Company or any of its subsidiaries or affiliates, and my release includes, but is not limited to, any tort and/or contract or quasi-contract claims; claims under any federal, state, or local wage and hour law, wage collection law, or labor relations law; claims under any common law, constitution, statute, ordinance, wage order, or regulation; claims of employment discrimination, harassment, or retaliation, including, but not limited to, claims involving age, race, sex, sexual orientation, gender identity, marital status, parental status, military/veteran status, religion, disability, national origin, ancestry, or citizenship; claims for additional compensation or benefits; claims under Title VII of the Civil Rights Acts of 1964 and 1991, as amended (42 U.S.C. §§ 2000e et seq.), Post-Civil War Civil Rights Acts (42 U.S.C. §§ 1981-88), the Americans with Disabilities Act, as amended (42 U.S.C. §§ 12101 et seq.), the Rehabilitation Act of 1973 (29 U.S.C. §§ 701 et seq.), the Family and Medical Leave Act (29 U.S.C. §§ 2601 et seq.), the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (29 U.S.C. §§ 1001 et seq.), the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act (“ADEA”) (29 U.S.C. §§ 621 et seq.), Genetic Information Nondiscrimination Act (41 U.S.C. §§ 2000ff et seq.), Executive Order 11246, or the Sarbanes-Oxley Act of 2002, Pub. L. No. 107-204, 116 Stat. 745; and claims under any other law (including any federal, state, or local law, ordinance, regulation, wage order, or constitution) prohibiting employment discrimination or harassment or relating to employment, retaliation in employment, termination of employment, wages, benefits, or otherwise that may legally be waived and released.

I understand and agree that I am waiving the right to file, and agreeing not to file, any civil action arising out of or relating to my employment with or separation from the Company.

I acknowledge that I am receiving consideration for my release of any claim under the ADEA in addition to anything of value to which I was already entitled.

If I am employed in CALIFORNIA, I further understand and agree that the covenants and releases, as set forth in this Agreement, also include a waiver and release of any and all rights and remedies under, arising out of, or related to violations of the California Labor Code, the California Family Rights Act, the California Fair Employment and Housing Act, the California Health and Safety Code, the California Government Code, and the California Business & Professions Code.

If I am employed in CALIFORNIA, I further understand and agree that this Agreement constitutes a waiver and release of any and all claims which would otherwise be preserved by operation of Section 1542 of the Civil Code of the State of California, and under any and all similar laws of any governmental entity. Section 1542 of the Civil Code provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

If I am employed in MASSACHUSETTS, I further understand and agree that the covenants and releases, as set forth in this Agreement, also include a waiver and release of any and all rights and remedies under, arising out, of or related to the Massachusetts Wage and Hour Law, Massachusetts Wage Act, and Massachusetts Fair Employment Practices Law.

If I am employed in MONTANA, I further understand and agree that I am releasing all rights under Section 28-1-1602 of the Montana Code, which provides:

“A general release does not extend to claims that the creditor does not know or suspect to exist in the creditor’s favor at the time of executing the release, which, if known by the creditor, must have materially affected the creditor’s settlement with the debtor.”

If I am employed in NEW JERSEY, I further understand and agree that the covenants and releases, as set forth in this Agreement, also include a waiver and release of any and all rights and remedies under, arising out, of or related to the New Jersey Conscientious Employee Protection Act, the New Jersey Family Leave Act, and the New Jersey Law Against Discrimination.

If I am employed in NORTH DAKOTA, I further understand and agree that I am expressly waiving any and all rights that I may have under any state or local statute, executive order, regulation, common law, and/or public policy relating to unknown claims, including, but not limited to, all rights under Section 9-13-2 of the North Dakota Century Code, which provides:

“A general release does not extend to claims which the creditor does not know or suspect to exist in the creditor’s favor at the time of executing the release, which if known by the creditor, must have materially affected the creditor’s settlement with the debtor.”

If I am employed in SOUTH DAKOTA, I further understand and agree that I am expressly waiving any and all rights that I may have under any state or local statute, executive order, regulation, common law, and/or public policy relating to unknown claims, including, but not limited to, all rights under Section 20-7-11 of the South Dakota Codified Laws, which provides:

“A general release does not extend to claims which the creditor does not know or suspect to exist in the creditor’s favor at the time of executing the release, which if known by the creditor, must have materially affected the creditor’s settlement with the debtor.”

If I am employed in WEST VIRGINIA, I further understand and agree that the covenants and releases, as set forth in this Agreement, also include a waiver and release of any and all rights and remedies under, arising out of, or related the West Virginia Human Rights Act.

3. Exceptions. Nothing in this Agreement is intended to release or waive claims (i) for payments or benefits provided under the Severance Plan that are conditioned on my execution of this Agreement, (ii) for unemployment compensation benefits or workers’ compensation benefits, (iii) for vested rights under employee benefit plans that are subject to ERISA, as applicable, on the date I sign this Agreement, (iv) that may arise after I sign this Agreement, or (v) which cannot be released or waived by private agreement. In addition, nothing in this Agreement, including, but not limited to, the provisions relating to the release of claims, proprietary information, confidentiality of agreement, no conflicts of interest, no solicitation of employees, non-disclosure & confidential information, and non-disparagement, prevent me from filing a charge or complaint with or from participating in an investigation or proceeding conducted by the U.S. Equal Employment Opportunity Commission (“EEOC”), National Labor Relations Board (“NLRB”), or any other federal, state, or local agency charged with the enforcement of any laws, or from exercising rights under Section 7 of the National Labor Relations Act to engage in protected concerted activity. However, by signing this release, I am waiving any rights to individual relief, including a monetary award, based on claims asserted in such a charge, complaint, or proceeding, except where such a waiver of individual relief is prohibited by law. Further, nothing in this Agreement limits my right to receive a monetary award from the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934. Nothing in this Agreement relieves me of the duty to exhaust administrative remedies by filing a charge or complaint with an administrative agency and obtaining a right to sue notice, where otherwise required by law.

4. Confidentiality. I will keep the terms of this Agreement confidential, and understand that I may disclose its terms only to my spouse or domestic partner, accountant, attorney, and taxing authorities and then only as may be necessary for my financial affairs or as required by law. Except for these disclosures, I shall not reveal to anyone the amount of the Severance Benefits set forth in this Agreement or the fact that I have received payment. I understand and agree that a breach of this confidentiality provision shall be deemed a material breach of this Agreement.

I further acknowledge that I have had access to and became familiar with various trade secrets of the Company, its subsidiaries, and/or its affiliates, including, but not limited to: identities, responsibilities, contact information, performance and/or compensation levels of employees, costs and methods of doing business, systems, processes, computer hardware and software, compilations of information, third-party IT service providers, and other Company vendors, records, sales reports, sales procedures, financial information, customer requirements, pricing techniques, customer lists, price lists, information about past, present, pending and/or planned Company transactions, information regarding the Company’s operations, product lines, operational processes, strategic planning, marketing plans, sales forecasts, suppliers, and other confidential and proprietary information (collectively referred to as “Trade Secrets”) that are owned by the Company, its subsidiaries, and/or its affiliates, and regularly used in the operation of the Company’s business, and as to which the Company takes precautions to prevent dissemination to persons other than certain directors, officers and employees. I acknowledge and agree that the Trade Secrets: (i) are secret and not known in the industry; (ii) give the Company or its subsidiaries and/or affiliates an advantage over competitors who do not know or use the Trade Secrets; (iii) are of such value and nature as to make it reasonable and necessary to protect and preserve the confidentiality and secrecy of the Trade Secrets; and (iv) are valuable and special and unique assets of the Company or its subsidiaries, and/or affiliates, the disclosure of which could cause substantial injury and loss of profits and goodwill to the Company or its subsidiaries and/or affiliates. From the termination date and for any time thereafter, I shall keep secret and retain in strictest confidence and not divulge, disclose, discuss, copy, or otherwise access, use, disclose, or suffer to be used in any manner, any Trade Secrets, and that all such files, records, documents, information, data, and similar items relating to the Company or subsidiaries, and/or its affiliates, whether prepared by me or otherwise coming into my possession will remain the exclusive property of the Company or subsidiaries, and/or affiliates. I understand that Trade Secrets does not include information that is or has become generally known to the public without violation of this provision.

I understand that, in accordance with the Defend Trade Secrets Act of 2016, an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that — (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order.

If I am employed in CALIFORNIA, I understand that nothing in this Agreement prevents me from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that I have reason to believe is unlawful.

If I am employed in ILLINOIS, then with respect to any alleged discrimination, harassment, or retaliation that is illegal under Illinois or federal law, I and the Company expressly request to enter into this Agreement and, specifically, this provision regarding the confidentiality of any such discrimination, harassment, or retaliation. Both I and the Company agree that such confidentiality is mutually beneficial and I affirm that I have received valid, bargained-for consideration in return for this confidentiality.

If I am employed in NEW JERSEY, I understand this confidentiality provision is not intended to have the purpose or effect of concealing the details relating to a claim of discrimination, retaliation, or harassment under New Jersey’s Law Against Discrimination. Under New Jersey Law:

“Although the Parties may have agreed to keep this Agreement and underlying facts confidential, such a provision is unenforceable against the Employer if Employee publicly reveals sufficient details of the claim so that the Employer is reasonably identifiable.”

If I am employed in NEW YORK, I understand this confidentiality provision does not prevent me from disclosing the factual foundation of any claim I have involving discrimination or sexual harassment under New York law.

If I am employed in OREGON, I expressly request to enter this Agreement and, specifically, its provisions regarding confidentiality (including non-disclosure of the terms, amount, and facts of this Agreement) and non-disparagement. Therefore, I understand, acknowledge, and agree that the provisions regarding Confidentiality in Paragraph 4 and Non-Disparagement in Paragraph 6 of this Agreement are intended to have the purpose or effect of preventing me from disclosing or discussing discrimination or sexual assault under Oregon law, and the factual information relating to a claim of discrimination or conduct that constitutes sexual assault, occurring in the workplace, at work-related events coordinated by or through the Company, or between employees, or between the Company and employees off the employment premises. I further acknowledge that I have been provided with a copy of the Company’s equal employment/non-discrimination policy with this Agreement.

If I am employed in WASHINGTON, I understand this confidentiality provision does not prevent me from disclosing or discussing conduct, or the existence of a settlement, involving conduct that I reasonably believed to be illegal harassment, illegal discrimination, illegal retaliation, wage and hour violations, or sexual assault, that is recognized as illegal under Washington state, federal, or common law, or that is recognized as against a clear mandate of public policy, which occurred in the workplace, at work-related events coordinated by or through the Company, between employees, or between the Company and an employee, whether on or off the employment premises.

If I am employed in WEST VIRGINIA, I understand this confidentiality provision does not apply to communications between me and (i) West Virginia the Human Rights Commission and (ii) similarly situated employees.

5. No Solicitation of Employees. For one year after my termination date , I shall not, without the Company’s prior written consent, directly or indirectly, solicit, recruit, induce, or otherwise encourage or attempt to solicit, recruit, induce, or otherwise encourage employees of the Company or any of its subsidiaries or affiliates to terminate their employment with or to engage in any competitive business against the Company or any of its parent companies, subsidiaries, or affiliates.

6. Non-disparagement. I agree that I will not make any false, disparaging, or derogatory comments about the Released Parties verbally or in writing or by posting on social media or the internet . I understand and agree that a breach of this non-disparagement provision shall be deemed a material breach of this Agreement. I further understand that nothing in this Paragraph 6 is intended to prohibit me from providing truthful information to any government entity, arbitrator, or court, or to otherwise testify truthfully under oath, as required by law.

If I am employed in CALIFORNIA, I understand that nothing in this Agreement prevents me from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that I have reason to believe is unlawful.

If I am employed in WASHINGTON, I understand this non-disparagement provision does not prevent me from disclosing or discussing conduct, or the existence of a settlement involving conduct, that I reasonably believed to be illegal harassment, illegal discrimination, illegal retaliation, wage and hour violations, or sexual assault, that is recognized as illegal under Washington state, federal, or common law, or that is recognized as against a clear mandate of public policy, which occurred in the workplace, at work-related events coordinated by or through the Company, between employees, or between the Company and an employee, whether on or off the employment premises.

7. Return of Company Property. As a material provision of this Agreement, and as a condition of the receipt of the Severance Pay described in Paragraph 1 of this Agreement, as of the termination date, I shall have, and represent to have, returned to the Company all Company property (including, without limitation, any and all computers, phones, identification cards, card key passes, fobs, corporate credit cards, corporate phone cards, corporate motor vehicles, files, memoranda, keys and software) in my possession, custody, or control and I shall not make or retain any duplicates or reproductions of such items (whether in hardcopy, electronic, digital, or cloud-based). I further agree that, as a material provision of this Agreement, as of the termination date, I shall have, and represent to have, delivered to the Company all copies of any confidential information of the Company in my possession, custody, or control, including all copies of any analyses, compilations, studies or other documents in my possession, custody, or control that contain any such confidential information (whether in electronic, digital, cloud-based, or hardcopy form), and that as of the termination date, I shall no longer possess any such Company property or confidential information in any form. I understand and agree that the Company has no obligation to pay the Severance Benefits until it is satisfied that I have returned all Company property that I possess or control.

I further agree to submit any outstanding expense reports and supporting receipts to [***] no later than my termination date. I understand and agree that the Company shall have no obligation to pay for any unreimbursed business expenses or unless and until it receives such expense reports and supporting documentation. The Company shall promptly reimburse any legitimate business expenses pursuant to the Company’s expense reimbursement policy and procedure.

8. No Right to Reemployment. I relinquish any right, and agree not to seek future employment or re-employment with the Company or any of the Released Parties, and acknowledge that the Company and the Released Parties shall have the right to refuse to re-employ me, in each case without liability of the Company or the Released Parties to the extent permitted by law. The Company reserves the right to waive the no-re-application provision and the Company’s decision to waive this provision will have no effect on the enforceability of the remainder of the Agreement.

If I am employed in OREGON, I expressly request to enter this Agreement and, specifically, its provision regarding future employment.

9. Rehired Employees. I understand and agree that if I resume employment with the Company while I am receiving the Severance Benefits, the obligation to pay the Severance Benefits will terminate immediately on the date I am rehired; however, I will be entitled to keep that portion of my Severance Benefits equal to the number of weeks and/or fraction of weeks that elapsed between my termination date and the date of rehire. I agree to return any remainder to the Company upon my rehire. Alternatively, I agree that any remainder will be deducted from my regular pay as overpaid wages to the maximum extent permitted by law, and I agree to execute any documents necessary to authorize and effectuate that deduction.

10. Acknowledgements. I acknowledge, agree, and attest that (i) I have been paid or received all compensation, commissions, bonuses, and benefits due through the termination date as a result of services performed for the Company with the receipt of a final paycheck except as provided in this Agreement; (ii) I have reported to the Company any and all work-related injuries incurred during employment; (iii) the Company properly provided to me any leave of absence required under federal, state, or local law and I have not been subjected to any retaliation, improper treatment, conduct, or actions due to a request for, taking, or return from such leave; (iv) I have provided the Company with written notice of any and all concerns regarding suspected ethical and compliance issues or statutory or regulatory violations by the Company or any Released Party; (v) I have not filed any lawsuit against the Company in any court, and have not filed or caused to be filed any charge or complaint against the Company with any local, state, or federal agency or commission charged with the enforcement of any law; (vi) I know of no facts that may give rise to future claims or complaints against the Company and any other Released Parties, including claims under the Fair Labor Standards Act; and (vii) to the extent that I made any complaints to the Company, the Company promptly investigated, took appropriate action, and did not retaliate against me.

If I am employed in CALIFORNIA, then in light of the payment by the Company of all amounts due to me, I acknowledge and agree that California Labor Code section 206.5 is not applicable. That section provides in pertinent part as follows:

No employer shall require the execution of any release of any claim or right on account of wages due, or to become due, or made as an advance on wages to be earned, unless payment of such wages has been made.

11. Complete Agreement. I acknowledge that this Agreement contains the entire agreement between me and the Company regarding my employment and separation from employment. I acknowledge and agree that I am not relying on any representations or promises by any representative of the Company concerning the meaning of any aspect of this Agreement. This Agreement may not be altered or modified, except in a writing agreed to, and signed by, me and an authorized representative of the Company.

12. Indemnification. I agree to indemnify and hold harmless the Company and any other Released Parties from any costs, including reasonable attorneys’ fees, due to the assertion by me or on my behalf of any claim arising prior to my execution of this Agreement to the maximum extent permitted by law, except for any claim brought pursuant to the ADEA.

13. Voluntary Waiver and Consideration and Revocation Period. I acknowledge that, pursuant to Paragraph 2 of this Agreement, I am waiving and releasing any rights I may have under the ADEA, as amended by the OWBPA, and that my waiver and release of such rights is knowing and voluntary. I acknowledge that the consideration given for the ADEA release under Paragraph 2 is in addition to anything of value to which I was already entitled. I agree that this Agreement is written in plain and understandable language that I fully understand. I further acknowledge that I am advised by this writing that:

(a) I understand that the Company hereby advises me to consult with an attorney, and I agree that I have had an opportunity to have an attorney of my choice review this Agreement and the release contained herein before signing this Agreement.

(b) I have carefully read and understand all of the provisions of this Agreement, and I am executing this Agreement of my own free will and without duress. .

(c) I am not waiving any rights I have against the Company that may arise from future occurrences.

(d) I have read all of this Agreement, have been given at least 21 days to consider it (the “Consideration Period”), and discuss it with an attorney of my choice. I also understand and agree that this Agreement must be signed no later than {Agreement Return Date}, in order for me to be entitled to the benefits given under it. I understand that this 21-day period shall run from the date I receive this Agreement, and that any modifications to the Agreement before its execution shall not restart, or otherwise affect, this 21-day period

(e) I have 7 days following my execution of this Agreement to revoke it, but only by providing written notice of revocation, received within the 7-day revocation period, to the person below. I understand that unless I revoke this Agreement, the Agreement will be fully effective upon expiration of the revocation period.

Anastasia Kemper
Tailored Brands
6100 Stevenson Boulevard
Fremont, CA 94538
Email: [***]

However, if I am employed in ILLINOIS, then I affirm that I am hereby notified and advised that, in accordance with the Illinois Workplace Transparency Act: (i) I have the opportunity to review and consider the terms of this Agreement for a period of 21 days, although I may accept the terms of this Agreement at any time prior to the expiration of the 21-day period; and (ii) the terms of this Agreement become legally binding, effective, and irrevocable 7 days after the date this Agreement is signed by me, unless within such 7 days, I provide written notice to the Company of such revocation. I understand that any payments due under Paragraph 1 of this Agreement shall be paid to me no earlier than the expiration of the revocation period.

However, if I am employed in MINNESOTA, then I affirm that I am hereby advised that, with respect to the Consideration Period in Paragraph 13 of this Agreement, the terms of this Agreement become legally binding, effective, and irrevocable 15 days after the date this Agreement is signed by Employee, unless within those 15 days, I provide written notice to the Company by hand-delivery or certified mail return receipt requested of that revocation.

However, if I am employed in OREGON, then I affirm that I am hereby advised that I have 7 days after executing this Agreement to revoke the Agreement by providing written notice to the Company. If I do not revoke the Agreement, then the terms of this Agreement become legally binding, effective, and irrevocable 7 days after the date this Agreement is signed by me. I understand that any payments due under Paragraph 1 of this Separation Agreement shall be paid to me no earlier than the expiration of the revocation period.

However, if I am employed in WEST VIRGINIA, then I affirm that I am hereby notified and further acknowledge that the following applies in place of Paragraph 13 of this Agreement: (a) I have the opportunity to review and consider the terms of this Agreement for a period of 21 days, although I may accept the terms of this Agreement at any time prior to the expiration of the 21-day period, and (b) the terms of this Agreement become legally binding, effective, and irrevocable 7 days after the date this Agreement is signed by me, unless within such 7 days, I provide written notice to the Company of such revocation. I understand that any payments due under Paragraph 1 of this Agreement shall be paid to me no earlier than the expiration of the revocation period. I affirm that I am further advised that the toll-free number of the West Virginia State Bar Association is 866-989-8227.

14. No Admissions. The Company specifically denies any liability or wrongdoing whatsoever. Neither this Agreement nor any of its provisions, terms, or conditions shall be construed to be an admission of liability or wrongdoing. Neither the Agreement nor any of its provisions, terms, or conditions may be offered or received in evidence in any action or proceeding as evidence of an admission of liability or wrongdoing.

15. Scope. This Release does not extend to those rights which as a matter of law cannot be waived.

16. Applicable Law. I acknowledge and agree that this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of __, without reference to its choice of law rules. No party shall be deemed the “drafter” of the Agreement.

If I am employed in CALIFORNIA, then I understand that this Agreement shall be governed by the laws of the State of California, without reference to its choice of law rules.

If I am employed in WASHINGTON, then I understand that this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Washington, without reference to its choice of law rules.

17. Warranties and Indemnification Relating to Medicare/Medicaid Claims. I represent and warrant that I have not been and am not currently enrolled in Medicare and have no reasonable expectation of becoming a Medicare beneficiary within 30 months of execution of this Agreement.

I represent that I have never received medical treatment reimbursable by Medicare related to, arising from, or in connection with claims subject to this Agreement, nor do I expect to receive such medical treatment in the future. I further represent that Medicare has made no conditional payments for medical expenses on my behalf. Should the Centers for Medicare & Medicaid Services (“CMS”) make demand for any reimbursement of payment for medical treatment provided to me, I will reimburse CMS for such demand.

I agree to indemnify, defend, and hold harmless the Company and any other Released Parties from and against any and all claims, demands, actions, liabilities, losses, damages, and expenses (including reasonable attorneys’ fees) arising out of or relating to (i) any demand made by CMS for any reimbursement of payment for medical treatment provided to me; and (ii) all claims and demands for penalties based upon any failure to report, late reporting, or other noncompliance with or violation of Section 111 of Medicare, Medicaid, and SCHIP Expansion Act of 2007 that is based in whole or in part upon late, inaccurate, or inadequate information provided to the Company by me or my representatives, or upon any failure of my legal counsel to provide information.

18. This Agreement may be signed in two or more counterparts, each of which, when so executed and delivered, will be deemed an original, but such counterparts together shall constitute one original agreement. An electronic signature or copy of an original signature transmitted by facsimile, email, or other electronic means has the same force and legal effect as an original signature.

19. If any terms or provisions of this Agreement shall, to any extent and under any circumstance, be illegal, invalid, or unenforceable, the remainder of this Agreement shall not be affected thereby and shall be valid and enforceable to the extent permitted by law. The parties shall ask any court of competent jurisdiction to enforce these restrictions to the maximum extent deemed reasonable, rather than declare any portion unreasonable.

I have read the foregoing Agreement and accept and agree to the provisions contained therein. I hereby execute it voluntarily, after having had the opportunity to consult with an attorney, and with full understanding of its consequences.

If Employee signs before the end of the Consideration Period specified in Paragraph 13, Employee must sign here:

I voluntarily waive the full Consideration Period for considering whether to execute this Agreement.

______________________________

Employee Name and Signature

EMPLOYEE ACKNOWLEDGES AND AGREES THAT EMPLOYEE HAS FULLY READ, UNDERSTANDS, AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. EMPLOYEE ACKNOWLEDGES AND AGREES THAT EMPLOYEE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS, WAS ADVISED TO CONSULT AN ATTORNEY, AND HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY OF EMPLOYEE’S CHOICE BEFORE SIGNING THIS AGREEMENT. EMPLOYEE FURTHER ACKNOWLEDGES THAT EMPLOYEE’S SIGNATURE BELOW IS AN AGREEMENT TO RELEASE THE COMPANY FROM ANY AND ALL CLAIMS THAT CAN BE RELEASED AS A MATTER OF LAW.

{COMPANY}		{EMPLOYEE NAME}
{EMPLOYEE SHORTNAME}

By:
Shane Smith
EVP, Chief Human Resources Officer
Dated:		Dated:

Email: